UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Naerodynamics, Inc
(Exact name of registrant as specified in its charter)

Colorado	7900	35-2590861
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer Id. No.)
incorporation or organization)	Classification Code Number)

555 N. El Camino Real #A418, San Clemente, CA 92672
(Address of principal executive offices) (zip code)

(720) 439-8692.
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)(6)	Proposed maximum aggregate offering price (US$)	Amount of registration fee (3)

Common Stock, par value $.0001	500,000,000	$0.0005	$250,000	$28.98
Total Registration Fee				$28.98

(1)

An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the offering price was determined arbitrarily by the Company and was not based upon the Company’s net worth, total asset value, or any other objective measure of value based on accounting measurements.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price. Previously paid.

(4)	The Offering will be valid for 270 days after this registration statement becomes effective. Any remaining shares not sold will terminate and no further shares will be sold.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the selling stockholders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, Dated ____________, 2017

Naerodyamics, Inc.

500,000,000 Shares of Common Stock

$.0005 per share

We are offering for sale a maximum of 3,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a fixed price of $0.0005 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.005 per share. If all 500,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We intend for our Common Stock to be sold by our Officer and Director, Nate Steck. Such person will not be paid any commissions for such sales.

As of May 1, 2017, the Company had 249,038,025 shares of Common Stock outstanding. Our securities are not listed on any national securities exchange. Our common stock is presently quoted for trading on the OTC Market under the symbol “NDYN”. On April 28, 2017, the last sales price of our common stock as reported was $.003 per share.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 6 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________, 2017

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until 90 days after the date of this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Naerodyamics, Inc.

Registrant Overview

General Information

Naerodyamics, Inc. (“Naerodyamics”, “we”, “us”, “our”, the “Company” or the “Registrant”) was originally incorporated in the State of Colorado on February 15, 1996 under the name of Mind2Market, Inc. In June 2005, the Company changed its name to Health Partnership. In April 2008, the Company changed its name to Naerodyamics.

On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc., which was incorporated in the State of Colorado on March 29, 2017. Nate’s Essentials was the surviving Company and became a wholly owned subsidiary of Naerodyamics. At the time of the merger, Naerodyamics had no operations, assets or liabilities. On April 4, 2017, the acquisition closed and under the terms of the Agreement Nate’s Essentials was the surviving entity. The Company selected April 30 as its fiscal year end. The Company’s executive 555 El Camino Real Ste A418, San Clemente, CA 92672.

Reverse Merger

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000 shares of Naerodyamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Nate Steck from Novus Group. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding.

Nate’s Essentials was incorporated in the State of Colorado on March 29, 2017. Nate’s Essentials was the surviving Company and became a wholly owned subsidiary of Naerodyamics. Naerodyamics had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

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Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Naerodyamics, Inc. trades on the OTC Market Pink Sheets under the symbol “NDYN”.

Business of Registrant

Naerodyamics, Inc. is a Colorado corporation. The Company’s principal line of business is of selling products through our website www.natesessentials.com. The first product to be sold is Nate’s Well Shots which is a CBD Infused Energy Shot. The Company will also sell CBD Infused pain relief cream and CBD Infused relaxation shot. The company expects to launch its products accordingly:

Product	Anticipated Launch Date
CBD Infused Energy Shot	August 2017
CBD Infused Pain Relief Cream	November 2017
CBD Infused Relaxation Shot	February 2018

The Company is currently in discussions to sell its products through convenience stores, gas stations and other similar distribution points. The Company is also exploring filming and airing infomercials to drive consumers to its website. The company has begun the manufacturing of 22,000 units of its CBD Infused Energy Shot. These units will be given to distributors as samples as part of obtaining distribution agreements.

The Company’s webstore is located at http://nateswellshots.mysimplestore.com/. All of the Company’s products are made from 99.9% pure Crystalline CBD and contain no THC. As a result, all of the Company’s products are available throughout the United States and CBD is a product derived from the mature stalks of the Cannabis plant, and is thereby exempted by definition from the regulatory control of the Controlled Substance Act (CSA), and beyond the jurisdiction of the Drug Enforcement Agency.

CBD Legality in United States: The CSA at §802(16) defines the term, “marihuana” (also spelled, “marijuana”), as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Marihuana is a Controlled Substance under §812 of the CSA. §802(16) however, specifically and expressly excludes from the definition of “marihuana” the parts of the plant from which CBD is derived. §802(16) provides in relevant part, “Such term (marihuana) does not include the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” (Emphasis added). Accordingly, CBD as an oil, cake salt, derivative, manufacture, preparation, or compound made from the mature stalks of a Cannabis plant is not a controlled substance under any of the “Schedules of Controlled Substances” identified in the CSA. The Company has filed for the trademark “Nate’s Well Shots” (serial number 87356004) with the United States Patent and Trademark Office.

We are headquartered in San Clemente, California. Our telephone number is (720) 439-8692.

Financing Requirements

The company needs to raise capital in the amount of $250,000 to fully execute on our operations. The $250,000 is broken down as follows: $140,000 for product acquisition, $70,000 marketing, and $31,000 to be used to for working capital. The Company has not secured the financing necessary to execute on its business plan as stated above. If the Company cannot raise the full amount of capital necessary, then it will take longer than expected for the Company to implement its growth plan.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

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Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 6 under “Risk Factors” of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Direct Public Offering

We are offering for sale up to a maximum of 500,000,000 shares of our Common Stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.0005 per share. The expenses associated with this offering are estimated to be $9,000. As May 18, 2017 the Company had 249,038,025 shares shares of Common Stock outstanding. Our securities are not listed on any national securities exchange. Our common stock is presently quoted for trading on the OTC Markets under the symbol "NDYN". On May 18, 2017 the last sales price of our common stock as reported was $0.0021 per share.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated within our current and/or proposed business operations.

•	Our dependence on selling properties may adversely affect our profitability, our ability to meet our debt obligations, if any, and our ability to make distributions to our stockholders;

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•	Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

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SUMMARY OF THIS OFFERING

Issuer	Naerodyamics, Inc.,

Securities being offered	Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES –Common Stock.”

Per Share Price	$.0005

Total shares of Common Stock outstanding prior to the offering	249,038,025 shares

Shares of Common Stock being offer:	500,000,000 shares

Total shares of Common Stock outstanding after the offering:	749,038,025 shares

Total shares of Series A Preferred Stock outstanding before and after the offering:	530,968 shares

Total shares of Series B Preferred Stock outstanding before and after the offering:	2,000,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	See Item 4. “Use of Proceeds” beginning on page 14.

Risk Factors

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our Common Stock, see the section entitled “Risk Factors.”

Trading Market	Our common stock is presently traded on the OTC Markets under the symbol NDYN

Selected Financial Information

The tables below summarize the unaudited financial statements of Naerodyamics, Inc. for the period March 29, 2017 (inception) to April 30, 2017:

Balance Sheet Summary:

As of April 30, 2017 (unaudited*)

Cash and cash equivalents	$1,000
Total assets	$31,580
Total liabilities	30,580
Total stockholders’ equity	$31,580

____________

*	Taken from the audited financial statements of this prospectus. Our auditors did not audit the content of this table.

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Statement of Operations Summary:

For the period of March 29, 2017 (inception) through April 30, 2017 (unaudited*)

Revenue	-
Expenses	-
Net (loss)	-
Net (loss) per share of common stock, basic and diluted	(0.0000)

____________

*	Taken from the audited financial statements of this prospectus. Our auditors did not audit the content of this table.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419. Rule 419 defines a “blank check company” as a company that:

(1)	is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations. The Company’s principal line of business is the

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

•	Our dependence on selling properties may adversely affect our profitability, our ability to meet our debt obligations, if any, and our ability to make distributions to our stockholders.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•	Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

The Company’s Auditors have issued a going concern opinion because of the Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	There is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	The staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•	The control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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The Company has no revenue and as a result the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company has had no revenue from its operations which make an evaluation of our future performance and prospects difficult. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations. Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

We may initiate product recalls or withdrawals, or may be subject to regulatory enforcement actions that could negatively affect our business.

We may be subject to product recalls, withdrawals, or seizures if any of the products we formulate, manufacture, or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale, or distribution of any of our products. A recall, withdrawal, or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal, or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures, and could materially and adversely affect our business, financial condition, and results of operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company’s business.

Our business plan is significantly dependent upon the abilities and continued participation of our two officers/directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

The Company’s dividend policy, if a public market does develop, may impact the market price of our Common.

The Company has not paid dividends on its Common Stock in the past. The board of directors has decided not to distribute dividends to its shareholders at this time. The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

The Company’s dividends policy may be changed at any time and the company may issue dividends which may restrict the growth of the company and lead to dilution.

The Company may change its dividend policy and begin issuing dividends at any time. As a result, the Company will be restricted in its growth potential. In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

Even though our common stock is currently quoted on the OTC Markets, there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. The Company’s common stock is listed on the OTC Markets under the ticker “NDYN” but the display of quotes has been discontinued by OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

8

Our shares may be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Due to the control by management of 99% of issued and outstanding Common Stock and 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 99% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;

•	Removal of directors;

•	Amendment to our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

9

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

As we do not have an escrow or trust account for any proceeds from this offering, if we file for or are forced into bankruptcy protection, then investors may lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you may lose your investment and your funds will be used to pay creditors.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering. As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering. If we are not able to receive sufficient proceeds would cause a delay in the implementation of our planned operations. If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

As we do not have an escrow or trust account for any proceeds from this offering, if we file for or are forced into bankruptcy protection, then investors may lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you may lose your investment and your funds will be used to pay creditors.

10

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. Activities to date have been limited to researching thoroughbreds to claim, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares will be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company’s securities are subject to the penny stock rules; therefore investors may find it more difficult to sell their securities.

The management and current shareholders of the Company own 85% of the issued and outstanding Common Stock and have 99% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders own 85% of the outstanding Common Stock and have voting power of 99% of our issued and outstanding Common Stock. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•	Removal of directors; and

•	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

11

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events. The Company is excluded from the safe harbors in section 27A of the Securities Act and Section 21D of the Exchange Act so long as the Company is an issuer of penny stocks.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 750,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

The market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control. The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

•	our failure to achieve and maintain profitability;

•	changes in earnings estimates and recommendations by financial analysts;

•	actual or anticipated variations in our quarterly and annual results of operations;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	loss of significant clients or customers;

•	loss of significant strategic relationships; and

•	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

12

The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs you will incur as a public company fees associated to filing the 10-Q, 10-K, 8-K and other documents required to be filed with the SEC. The company expects these annual costs to be approximately $24,000 for the year. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s sole officer and director can determine his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•	the control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

13

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $.0005. There is no assurance that we will raise the full $22,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$62,500		$125,000		$187,500		$22,000,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,000	1.60%	$1,000	0.80%	$1,000	0.53%	$1,000	0.40%
Printing	$500	0.80%	$500	0.40%	$500	0.27%	$500	0.20%
Misc. Expenses	$2,500	4.00%	$2,500	2.00%	$2,500	1.33%	$2,500	1.00%
Legal and Accounting	$5,000	8.00%	$5,000	4.00%	$5,000	2.67%	$5,000	2.00%
SUB-TOTAL	$9,000	14.4%	$9,000	7.20%	$9,000	4.80%	$9,000	3.60%

Less:
Product Acquisition	$30,000	48.00%	$60,000	48.00%	$100,000	53.33%	$140,000	56.00%
Marketing	$15,000	24.00%	$39,000	31.20%	$2,000,000	26.67%	$70,000	28.00%
Working capital	$8,500	13.60%	$17,000	13.60%	$28,500	15.20%	$31,000	12.40%
SUB-TOTAL	$62,500	100%	$125,000	100%	$187,500	100%	$22,000,000	100%

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Item 5: Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Dilution

We intend to sell 500,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 500,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	249,038,025	33.25%	$1,000	0.40%	$0.000004
Purchasers of Shares	500,000,000	66.75%	$22,000,000	99.60%	$.0005
Total	21,888,625	100%	$251,000	100%	$1.30

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of April 30, 2017. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold

Offering Price	$.0005	$.0005	$.0005	$.0005
	per share	per share	per share	per share

Net tangible book value at March 31, 2016	$0.0001	$0.0001	$0.0001	$0.0001
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.000035	$0.000018	$0.00001	$0.000005
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.00047	$0.00048	$0.00049	$0.0005
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.00047	$0.00048	$0.00049	$0.0005
	per share	per share	per share	per share

Percent Dilution to New Investors	93.05%	96.39%	98.06%	99.07%

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Item 7: Selling Security Holders.

Not Applicable.

Item 8: Plan of Distribution.

We are offering for sale a maximum of 500,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $.0005 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.0005 per share. If all of the 500,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

In connection with the Company’s selling efforts in the offering, the Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company’s officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

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The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;

●	details of the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement;

2.	deliver payment to us for acceptance or rejection,

3.	documents delivered to: Naerodyamics, Inc., 555 El Camino Real Ste A418, San Clemente, CA 92672:

____________

*	All checks for subscriptions must be made payable to "Naerodyamics, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company’s best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $500,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

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Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The total number of shares of stock which the corporation shall have authority to issue is 753,000,000 shares, of which 750,000,000 shares of $.0001 par value shall be designated as Common Stock and 3,000,000 shares of $.0001 shall be designated as Preferred Stock.  The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series.  The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000 shares of Naerodyamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Nate Steck from Novus Group. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding.

The shares were issued as follows:

Shareholder	Shares of Nate’s Essentials	Series A Preferred Shares of Naerodyamics Received
Nate Steck	2,000,000	2,000,000

The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. Nate’s Essentials was incorporated in the State of Colorado on March 29, 2017. Nate’s Essentials was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

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For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with Nate’s Essentials, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 2,000,000 shares of preferred stock issued to the shareholder of Nate’s Essentials in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 750, 000,000 shares of Common Stock ($0.0001 par value). As of the date hereof, there are 249,038,025 shares of our Common Stock issued and outstanding, which are held by approximately 314 shareholders of record. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore.

Series A Preferred Stock.

The Series A Preferred shall have no liquidation preference over any other class of stock.

Except as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

Conversion at the Option of the Holder. From 12 months from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 9.9% of the Common Stock. However, the holders of the Series A Preferred Stock are limited to ownership of 9.99% of the company’s common stock.

AntiDilution. For a period of 18 months after the Preferred is convertible, the conversion price of the Series A Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares. At the expiration of the antidilution period, the conversion rate in Section VI (A) above shall be equal to a conversion rate equal to 9.9% on the Common Stock. For example, if on the date of expiration of the antidilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series A Preferred Stock shall convert at a rate of 88.24 common shares for each 1 Series Preferred Share.

The company has evaluated the Series A Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series A Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

Series B Convertible Preferred Stock

The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

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The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Naerodyamics, Inc. as of and for the period ended April 30, 2017 included in this prospectus have been audited by Benjamin & Young, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

Business Of The Registrant

Naerodyamics, Inc. is a Colorado corporation. The Company’s principal line of business is of selling products through our website www.natesessentials.com. The first product to be sold is Nate’s Well Shots which is a CBD Infused Energy Shot. The Company will also sell CBD Infused pain relief cream and CBD Infused relaxation shot. The company expects to launch its products accordingly:

Product	Anticipated Launch Date
CBD Infused Energy Shot	August 2017
CBD Infused Pain Relief Cream	November 2017
CBD Infused Relaxation Shot	February 2018

The Company is currently in discussions to sell its products through convenience stores, gas stations and other similar distribution points. The Company is also exploring filming and airing infomercials to drive consumers to its website. The company has begun the manufacturing of 22,000 units of its CBD Infused Energy Shot. These units will be given to distributors as samples as part of obtaining distribution agreements.

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The Company’s webstore is located at http://nateswellshots.mysimplestore.com/. All of the Company’s products are made from 99.9% pure Crystalline CBD and contain no THC. As a result, all of the Company’s products are available throughout the United States and CBD is a product derived from the mature stalks of the Cannabis plant, and is thereby exempted by definition from the regulatory control of the Controlled Substance Act (CSA), and beyond the jurisdiction of the Drug Enforcement Agency.

CBD Legality in United States: The CSA at §802(16) defines the term, “marihuana” (also spelled, “marijuana”), as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Marihuana is a Controlled Substance under §812 of the CSA. §802(16) however, specifically and expressly excludes from the definition of “marihuana” the parts of the plant from which CBD is derived. §802(16) provides in relevant part, “Such term (marihuana) does not include the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” (Emphasis added). Accordingly, CBD as an oil, cake salt, derivative, manufacture, preparation, or compound made from the mature stalks of a Cannabis plant is not a controlled substance under any of the “Schedules of Controlled Substances” identified in the CSA.

Competition

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Dependence on one or few major customers

The Company is not dependent on one or a few major customers.

Intellectual Property

The Company has filed for the trademark “Nate’s Well Shots” (serial number 87356004) with the United States Patent and Trademark Office.

Employees

As of May 1, 2017, we have no employees other than our officers. We are not a party to any employment agreements.

Reports to Shareholders

The Company is currently not required to deliver an annual report to shareholders and is not required to file reports with the Securities and Exchange Commission. However, pursuant to Section 15 of the Securities Exchange Act of 1934, the Company will be required to file reports with the SEC upon effectiveness of the registration statement.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am and 3:00pm. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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Description of Property

Our executive, administrative and operating offices are located at 555 El Camino Real Ste A418, San Clemente, CA 92672. The Company uses this address for mailing purposes. Its main operations are based in Oakland, California.

Involvement in Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Government Regulation

FDA regulates both finished dietary supplement products and dietary ingredients. FDA regulates dietary supplements under a different set of regulations than those covering “conventional” foods and drug products. Under the Dietary Supplement Health and Education Act of 1994 (DSHEA):

•	Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded. That means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of DSHEA and FDA regulations.

•	FDA is responsible for taking action against any adulterated or misbranded dietary supplement product after it reaches the market.

Controlled Substance Act (CSA)The CSA at §802(16) defines the term, “marihuana” (also spelled, “marijuana”), as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Marihuana is a Controlled Substance under §812 of the CSA. §802(16) however, specifically and expressly excludes from the definition of “marihuana” the parts of the plant from which CBD is derived. §802(16) provides in relevant part, “Such term (marihuana) does not include the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” (Emphasis added). Accordingly, CBD as an oil, cake salt, derivative, manufacture, preparation, or compound made from the mature stalks of a Cannabis plant is not a controlled substance under any of the “Schedules of Controlled Substances” identified in the CSA. In 2004, a federal court for the Ninth Circuit held that CBD from industrial hemp are not listed in the CSA as Controlled Substances, and therefore the Drug Enforcement Agency (“DEA”) has no jurisdiction over CBD. (See, Hemp Indus. Ass’n v. DEA, 357 F.3d 1012 (9th Cir. 2004). The DEA declined to appeal this ruling, demonstrating the Agency’s reluctant willingness to accept both the statutory and common law decriminalization of imported CBD.

Market Price and Dividends

Market Information

The Company’s common stock is listed on the OTC Pink under the ticker “NDYN”. There is currently no established trading market for your common stock pursuant to Item 201(a)(1)(i) of Regulation S-K. Currently, the company has a “Stop” warning from OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. The “Stop” warning from OTC Markets refers is used for companies that have not filed information with the OTC or the SEC. However, once the Company’s S-1 is effective the Stop warning will be removed and the company will be listed as Current with OTC Markets.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated. These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	Low	High
Fiscal Year Ending 2017
1st Quarter	$0.0035	0.0013
2nd Quarter	$0.0015	0.0023
3rd Quarter	$0.0015	0.0022
4th Quarter	$0.0035	0.0013

	Low	High
Fiscal Year Ending 2016
1st Quarter	$0.0039	0.0015
2nd Quarter	$0.0105	0.0016
3rd Quarter	$0.0016	0.0026
4th Quarter	$0.0029	0.01

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Holders

There are approximately 314 holders of the Company’s Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized a Stock Incentive Plan.

The Company has no outstanding options or warrants or any other convertible instruments.

Transfer Agent

The Company has retained Mountain Share Transfer, LLC to serve as its transfer agent.

Dividends

We have never declared or paid cash dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a development stage corporation with only limited early stage operations. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate generating significant revenues until the Company completes its search for new location in the Oakland, CA area. Accordingly, we must raise additional cash from sources other than operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the early stages of developing operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Revenue

The Company has not generated revenue from Inception (March 29, 2017) through April 30, 2017.

Operating Expenses

The Company had the following operating expenses:

Operating Expenses

The Company had the following operating expenses:

March 29, 2017 (inception) through April 30,
2017

General and Administrative	$-
Total	-

For the period ending April 30, 2017, the Company had $0 in operating expenses. However, the company prepaid $30,580 for product development and samples of its energy shot to be manufactured.

The Company’s on-going monthly expenses are expected to be $3,000 until August 2017.

Net Loss

For the Period ending April 30, 2017, the Company had a net loss of $0. This was derived as follows:

Period from Inception (March 29, 2017) through April 30
2017

Gross Profit	$-
Expenses	-
Net loss	-

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Dividends

The Company has not paid dividends on its common stock.

Liquidity and Capital Resources

As of April 30, 2017 the Company had $1,000 in cash and $30,580 in prepaid expenses for product development and samples for a total of $31,580 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. Any expansion may cause the Company to require additional capital until such expansion began generating revenue. It is anticipated that the raise of additional funds will principally be through the sales of our securities. As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

If the Company is not able to raise or secure the necessary funds required to maintain our operations and fully execute our business then the Company would be required to cease operations. As of April 30, 2017, our total liabilities were $30,580.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months. We believe our currently available capital resources will allows us to begin operations and maintain its operation over the course of the next 12 months; however, our other expansion plans would be put on hold until we could raise sufficient capital.

Timing needs for Funding

The company needs to raise the $250,000 within the next 9 months to fully execute upon its business plan.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past. The Company has no plans to issue dividends in the future.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

Revenue Recognition

It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized when it is realized or realizable and earned.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

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Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

 Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

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Sale of Unregistered Securities

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000 shares of Naerodyamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Nate Steck from Novus Group. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding.

The shares were issued as follows:

Shareholder	Shares of Nate’s Essentials	Series A Preferred Shares of Naerodyamics Received

Nate Steck	2,000,000	2,000,000

Identification of Directors and Executive Officers.

Name	Age	Position
Nate Steck	47	Chairman, CEO, CFO, Director

The foregoing persons are promoters as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Nate Steck, Chairman, CEO, CFO, Director.

Nate Steck, President, CEO, CFO, Director. Mr. Steck is an entrepreneur and trained French Chef and with over 20 years experience in Product Development and Food Production. He has developed over 30 successful products from concept to shelf with National distribution for consumer brands and private labels, cumulative sales of $175 million. He is the Co-Founder of Batter Blaster, Co-Founder of Elena’s Food Specialties and Founder of Elite foods. From 2007 through 2012, Mr. Steck was founder and head of product development for Batter Blaster. From 2012 through 2017, Mr. Steck was President of Nate’s Homemade and Nate’s Food Company.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;

2.	No segregation of duties;

3.	No audit committee; and

4.	Ineffective controls over financial reporting.

As of April 30, 2017, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified in 2016. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

This S-1 does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

27

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of April 30, 2017. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of April 30, 2017:

Independent Directors: The Company intends to obtain at least 2 independent directors at its 2018 annual shareholder meeting. The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/Ineffective controls over financial reporting: The Company intends to hire additional staff members, either as employees or consultants, when it’s in a financial position to afford the expense. These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities. The costs associated with the hiring the additional staff members will increase the Company’s Sales, General and Administration (SG&A) Expense. It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the 2018 annual shareholder meeting, the Company expects that an Audit Committee will be established. The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of October 2016, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of April 30, 2017, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending 2017. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

28

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Executive Compensation

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

				Stock	All other
Name and Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL
Nate Steck, Chairman, CEO, Director	2017	0	0	0	0	0

Transactions with Related Persons

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000,000 shares of Naerodyamics common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding. The Company acquired the 2,000,000 shares of Nate’s Essentials in exchange for 2,000,000,000 shares of common stock (equal to ratio of 40 for 1). The shares were issued as follows:

Shareholder	Shares of Nate’s Essentials	Series A Preferred Shares of Naerodyamics Received
Nate Steck	50,000	2,000,000

29

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 555 El Camino Real Ste A418, San Clemente, CA 92672.

	Common Stock Shares Beneficially	Percentage	Series B Preferred Stock Beneficially	Percentage	Total Voting
Name and Address	Owned	Class	Owned(1)	Class	Power
Nate Steck	151,750,000	60.90%	2,000,000	100%	99%
Total

______________

(1)	Each share of Series B Preferred Stock has 100,000 votes for each share.

Director Independence

The OTC Markets, where our shares of common stock are quoted under the symbol “NDYN” does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings involving the company.

30

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Colorado law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

31

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

32

Naerodyamics, Inc.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

Naerodyamics, Inc.

We have audited the accompanying consolidated balance sheet of Naerodyamics, Inc. and subsidiary (the “Company”) as of April 30, 2017 and the related statements of expenses, changes in stockholders’ deficit, and cash flows for the period from March 29, 2017 (Inception) through April 30, 2017. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of April 30, 2017 and the results of their operations and their cash flows for the period from March 29, 2017(inception) through April 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss since inception and has generated no revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Benjamin & Young, LLP

May 19, 2017

Anaheim, California

F-2

Naerodyamics, Inc.
(formerly Nate’s Essentials, Inc.)
Consolidated Balance Sheet

April 30, 2017
ASSETS:
Current assets:
Cash	$1,000
Prepaid expense	30,580
Total assets	$31,580

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Note payable	$30,580
Total liabilities	$30,580

Stockholders’ EQUITY:
Common Stock, Par Value $.0001, 750,000,000 shares authorized, 249,038,025 issued and outstanding	24,904
Series A Preferred Stock, Par Value $.0001, 530,968 shares authorized, 530,968 issued and outstanding	53
Series B Preferred Stock, Par Value $.0001, 2,000,000 shares authorized, 2,000,000 issued and outstanding	200
Additional paid in capital	(24,157)
Total stockholders’ Equity	1,000
Total liabilities and stockholders’ Equity	$31,580

The accompanying notes are an integral part of these consolidated financial statements

F-3

Naerodyamics, Inc.

(formerly Nate’s Essentials, Inc.)

Consolidated Statement of Operations

From Inception on
March 29, 2017
Through April 30, 2017

Operating Expenses
SG&A	-
Total operating expenses	-
Net Loss	$-

Net loss per share, basic and diluted	$(0.0000)
Weighted average number of shares outstanding, basic and diluted	249,038,028

The accompanying notes are an integral part of these consolidated financial statements

F-4

Naerodyamics, Inc.

(formerly Nate’s Essentials, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity

	Common Stock		Sereis A Prefered Stock		Series B Preferred Stock		Additional Paid		Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Net Loss	Equity
Balances, March 29, 2017 (Inception)
Founders’ shares	0	0	0	0	2,000,000	200	800		1,000
Reverse merger adjustment	249,038,025	24,904	530,968	53	0	0	(24,957)		0
Net loss								-	-
Balances April 30, 2017	249,038,025	530,968	53	2,000,000	200	(24,157)	-	-	1,000

The accompanying notes are an integral part of these consolidated financial statements

F-5

Naerodyamics, Inc.
(formerly Nate’s Essentials, Inc.)
Consolidated Statements of Cash Flows

From Inception on March 29, 2017 through April 30, 2017
Cash flows from operating activities
Net loss	$-
Prepaid expense	(30,580)
Net cash used by operating activities	(30,580)
Cash flows from financing activities
Proceeds from Note Payable	30,580
Proceeds from sell of stock to founder	1,000
Net cash provided by financing activities	31,580

Net change in cash	1,000
Cash balance, beginning of period	-

Cash balance, end of period	$1,000

Supplementary information
Cash paid for:
Interest	$-
Income taxes	$-

Non cash financing transactions
Common stock issued in reverse merger	$24,904

The accompanying notes are an integral part of these consolidated financial statements

F-6

Naerodyamics, Inc.

(formerly Nate’s Essentials, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Our Company

Naerodyamics, Inc. is a Colorado corporation. The Company’s principal line of business is of selling products through our website www.natesessentials.com. The first product to be sold is Nate’s Well Shots which is a CBD Infused Energy Shot. The Company will also sell CBD Infused pain relief cream and CBD Infused relaxation shot. The company expects to launch its products accordingly:

Product	Anticipated Launch Date
CBD Infused Energy Shot	August 2017
CBD Infused Pain Relief Cream	November 2017
CBD Infused Relaxation Shot	February 2018

The Company is currently in discussions to sell its products through convenience stores, gas stations and other similar distribution points. The Company is also exploring filming and airing infomercials to drive consumers to its website. The company has begun the manufacturing of 22,000 units of its CBD Infused Energy Shot. These units will be given to distributors as samples as part of obtaining distribution agreements.

The Company has filed for the trademark “Nate’s Well Shots” (serial number 87356004) with the United States Patent and Trademark Office.

Reverse Merger

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000 shares of Naerodyamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Nate Steck from Novus Group. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding.

Nate’s Essentials was incorporated in the State of Colorado on March 29, 2017. Nate’s Essentials was the surviving Company and became a wholly owned subsidiary of Naerodyamics. Naerodyamics had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Naerodyamics and Nate’s Essentials, Inc.  All significant intercompany transactions have been eliminated in consolidation.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-7

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to increase its sales to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of securities to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

NOTE 4 – INCOME TAXES

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning Example Disclosure: Accounting for Income Taxes 8 strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended April 2017 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $0 which begins expiring in 2035. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

NOTE 5 – PREPAID EXPENSES

The Company paid its manufacturer $30,580 for product development and to produce 22,000 units of its energy drinks as samples for distributors. The Company will receive the samples in late May or early June. As such, the payment was booked as a “Prepaid Expense” and will be expensed once the Company receives the 22,000 samples.

NOTE 6 – NOTE PAYABLE

On April 4, 20175, the Company issued a Promissory Note to Novus Group, for $30,580, due December 31, 2018 for a payment for samples and product development for the Company’s energy shot. The Note carries an annual interest rate of 0% for the initial 9 months and then carries a 5% interest rate thereafter. As of April 30, 2017, the Company owes $30,580.

NOTE 7 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from April 30, 2017 through the date of issuance of financial statements in accordance with FASB ASC 855 “Subsequent Events” and concluded that there are none.

F-8

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$29
Printing	$-
Legal and Accounting	$3,500
Misc. Expenses	$500
SUB-TOTAL	$4,029

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Colorado law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

On April 4, 2017, the Company executed a reverse merger with Nate’s Essentials, Inc. On April 4, 2017, the Company entered into an Agreement whereby the Company acquired 100% of Nate’s Essentials, Inc, in exchange for 2,000,000 shares of Naerodyamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Nate Steck from Novus Group. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares outstanding and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 530,968 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding.

The shares were issued as follows:

Shareholder	Shares of Nate’s Essentials	Series A Preferred Shares of Naerodyamics Received
Nate Steck	2,000,000	2,000,000

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

II-1

•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;

•	no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 16: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description

3.1	Restated Articles of Incorporation

3.2	By-Laws

3.3	Series A Preferred Stock

3.4	Series B Preferred Stock

5.1	Legal Opinion

23.1	Consent of Benjamin & Edward, LLP

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ITEM 17: UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente in the State of California on May 19, 2017

Naerodyamics, Inc.

By:	/s/ Nate Steck
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nate Steck	Principal, Secretary, Executive Officer, CEO,	May 19, 2017
Nate Steck	Director, Principal Accounting Officer, Principal Financial Officer

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